UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2016

ACTIVECARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53570	87-0578125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1365 West Business Park Drive, #100 Orem, Utah 84058
(Address of Principal Executive Offices)

(877) 219-6050
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

1-for-500 Reverse Stock Split

Effective November 1, 2016, ActiveCare, Inc., a Delaware corporation (the "Company"), filed with the State of Delaware a Certificate of Amendment to Certificate of Incorporation (the "Amendment") to effectuate a 1-for-500 reverse stock split (the "Reverse Split").

The Reverse Split is being implemented by the Company in preparation for a proposed application to up-list the Company's common stock on the NASDAQ Capital Market ("NASDAQ"). The Reverse Split is intended to fulfill the stock price requirements for listing on NASDAQ since the requirements include, among other things, that the Company's common stock must maintain a minimum closing price per share of $4.00 or higher. Assuming the Company is able to meet NASDAQ's requirements, the Company intends to file the proposed up-list application with NASDAQ in the coming weeks after meeting the minimum closing price requirement. However, there is no assurance that the Company's application to up-list the Company's common stock on NASDAQ will be approved.

The Company is currently awaiting notice from the Financial Industry Regulatory Authority ("FINRA") that the Reverse Split has been approved and the date upon which the Reverse Split will take effect on the OTC Marketplace (the "Effective Date").

The Reverse Split has no impact on shareholders' proportionate equity interests or voting rights in the Company or the par value of the Company's common stock, which remains unchanged.

The above description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation*

 *filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVECARE, INC.

Date: November 8, 2016	By:	/s/ Jeffrey Peterson
Jeffrey Peterson
Chief Executive Officer